EXHIBIT 99.1

Friday February 4, 2011

Richardton, North Dakota

CONTACT:
Kent Anderson
Chief Financial Officer
(701) 974-3308

FOR IMMEDIATE RELEASE:

Today Red Trail Energy, L.L.C. of Richardton, North Dakota announced its anticipated unaudited financial results for the company’s fiscal year ended December 31, 2010.  Red Trail Energy, L.L.C. generated approximately $9,000,000 in net income for the 2010 fiscal year, which is approximately $0.22 per Class A Membership Unit.  The company’s anticipated net income calculation is subject to review and verification by the company’s independent auditors. Complete audited financial statements for the company’s 2010 fiscal year will be issued in March 2011 along with its Annual Report on Form 10-K, which will be filed with the Securities and Exchange Commission.